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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         December 17, 2001
                                                 -------------------------------



                              PURCHASEPRO.COM, INC.
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               (Exact name of registrant as specified in charter)



           Nevada                      000-26465                880385401
 (State or other jurisdiction  (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)






3291 North Buffalo Drive, Las Vegas, Nevada                        89129
---------------------------------------------------------   -------------------
(Address of principal executive offices)                         (Zip Code)





Registrant's telephone number, including area code            (702) 316-7000
                                                    ---------------------------




                                 Not Applicable
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         (Former name or former address, if changed since last report.)





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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         On December 17, 2001, PurchasePro.com, Inc. engaged Grant Thornton LLP as the Company's independent public accountants. The Company's Board of Directors, upon recommendation of its Audit Committee, approved the engagement of Grant Thornton. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Grant Thornton, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        PURCHASEPRO.COM, INC.

Date:  December 17, 2001                By:  /s/ Mark R. Donachie
                                             --------------------

                                        Name:  Mark R. Donachie

                                        Title: Chief Financial Officer




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